Exhibit 99

NEWS RELEASE

ABLEAUCTIONS SELLS COMMERCIAL BUILDING

Ojai, CALIFORNIA – April 16, 2009 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that it has entered into an agreement, through its subsidiary 0716590 BC Ltd., to sell the building located at 1963 Lougheed Highway, Coquitlam, British Columbia, in which the Company’s corporate headquarters are located, for $3,400,000 CAD.

The property consists of approximately 19,646 square feet of commercial space and approximately 2,300 square feet of residential space and is located on approximately eight-tenths of an acre.

Under the terms of the agreement, the Company has agreed to provide the purchaser with a purchase money loan in the amount of $2.72 million CAD.  The loan will be secured by a first mortgage on the property at an interest rate of 6.5% and a 7 year term. The buyer has provided a $200,000 CAD deposit against the purchase price.   The sale is scheduled to close on November 2, 2009.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ableauctions.com
Vid Wadhwani
Tel: 604-521-3369
Email: investorrelations@ableauctions.com
Website: www.ableauctions.com

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position, the Company's business strategy and the Company’s real estate development project.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Factors that could cause our real estate development results to differ materials from anticipated results include delay experienced during any phase of the project development (such as in obtaining permits) or unforeseen problems (such as labor disputes, increasing materials costs, or an inability to obtain adequate financing).  Even if we are able to build the project, the market for the units we build could decline.  We cannot guarantee you that our building projects will be successful or that we will be able to recover the money we put into them.  If our building projects are unsuccessful, our business and our cash flow will be materially adversely affected.  Price changes may occur in the market as a whole, or they may occur in only a particular company, industry, or sector of the market.  Real estate values and mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes.  Since the majority of our investments are held in Canadian funds, currency fluctuations may affect the value of our portfolio significantly.  There can be no assurance that the securities and other assets in which we have invested will increase, or even maintain, their value.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.